INFORMATION LEASING CORPORATION
CROSS CORPORATE GUARANTEE

     The undersigned, for valuable consideration, the receipt of which is hereby acknowledged, hereby guarantee(s) Information Leasing Corporation ("Lessor") (1) the prompt payment, when due, whether by acceleration or otherwise, of all rents, liabilities and other indebtedness to Lessor of Dialogos, Inc. ("Lessee") now existing under those certain Lease Agreements between Lessor and Lessee and all schedules thereto, and further identified as Lease Number 39259600 for a Network Computer System, and Lease Number 39269600 for Office Furniture (the "Leases") and (2) the performance and observance of all of the provisions of the Leases to be performed and observed by Lessee.

     This is an absolute, unconditional and continuing guarantee. This guarantee shall extend to and cover renewals of any claims hereby guaranteed or extensions of time for payment thereof and shall not be affected by any change in the terms and conditions of the Leases or by any surrender, exchange, acceptance or release by Lessor of any security held by it for, or by the release in whole or in part of any other guarantor or guarantors of, the claims hereby guaranteed. Notice of acceptance of this guarantee, notice of extensions of credit to Lessee, notice of default, diligence, presentment, protest, demand for payment, notice of demand or protest are hereby waived.

     The Lessor in its sole discretion may determine the period of time which must elapse prior to making demand under this guarantee and Lessor need not exhaust any of its remedies against Lessee or any security of any other guarantor before having recourse against the undersigned under this guarantee.

     Lessor hereby acknowledges that the above referenced Leases are being made based upon the credit worthiness of the Guarantor, and therefore acknowledges that should Lessee and Guarantor so desire, all of Lessee's rights and obligations under the Leases may be assigned to Guarantor.

     In addition, with Lessor's prior written consent, which consent shall not be unreasonably withheld, Guarantor may be released from this Guarantee, in the event that Lessee accomplishes both of the following:

      (i) Lessee raises a minimum of $800,000.000 (eight hundred thousand dollars) in either equity or convertible debentures within eighteen (18) months of execution of this Guarantee, and...

    (ii) Lessee achieves positive net income sufficient to amortize the remaining indebtedness under the Leases, which shall include but not be limited to, remaining rent taxes, fees, and residuals.

     Guarantor recognizes that the rates may need to be adjusted to reflect the release of this guarantee, and that Lessee must consent to such rate adjustments.

     This Guarantee shall be binding upon the guarantor and shall inure to the benefit of Lessor and its successors and assigns.
This guarantee shall be governed by, and construed in accordance with, the laws of the State of Ohio.


     Dated this 3rd day of October, 1996.

GUARANTOR:
MEDPLUS, INC.


/s/   Daniel A. Silber, CFO

SIGNATURE

____________________________       ____________
WITNESS                            DATE

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